UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Millrose Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42476	99-2056892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Brickell Avenue, Suite 1400
Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 782-3841

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	MRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026 (the “Effective Date”), Millrose Properties, Inc., a Maryland corporation (the “Company”), entered into that certain Amendment No. 1 to Amended and Restated Credit Agreement (“Amendment No. 1”), among the Company, the guarantors party thereto, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), which amended that certain Amended and Restated Credit Agreement, dated as of March 25, 2026 (the “Existing Credit Agreement”), among the Company, the lenders from time to time party thereto, the issuing banks party thereto and the Administrative Agent. The Existing Credit Agreement was amended pursuant to Amendment No. 1 to, among other things, reduce the rate at which the loans bear interest by 0.25% per annum.

The foregoing description of Amendment No. 1 is not complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 5, 2026, among Millrose Properties, Inc., the guarantors party thereto, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLROSE PROPERTIES, INC.

Date: August 5, 2026	By:	/s/ Garett Rosenblum
	Name:	Garett Rosenblum
	Title:	Chief Financial Officer and Treasurer